UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 29, 2008 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01 Regulation FD Disclosure.

On July 3, 2008, Cincinnati Financial Corporation issued the attached news release “Cincinnati Financial Corporation Director Appointed as Chief of Navy Reserve, United States Navy.”  The news release discusses the resignation of Dirk Debbink as a director of Cincinnati Financial Corporation on June 29, 2008 effective June 30, 2008.  Mr. Debbink’s resignation is due to his recall to active military duty and his promotion to Vice Admiral and Chief of Navy Reserve, U.S. Navy, which was confirmed by the United States Senate effective June 27, 2008.    The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release.

With Mr. Debbink’s departure, the board intends to act to return the size of the board to 13 members at its next meeting.

The information furnished in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – New Release dated July 3, 2008, “Cincinnati Financial Corporation Director Appointed as Chief of Navy Reserve, United States Navy.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: July 3, 2008	/S/ Steven J. Johnston
Steven J. Johnston
Chief Financial Officer, Secretary and Treasurer

CINCINNATI  FINANCIAL  CORPORATION

Investor Contact: Heather J. Wietzel

513-870-2768

CINF-IR@cinfin.com

Media Contact:  Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Director Appointed as

Chief of Navy Reserve, United States Navy

• Dirk J. Debbink resigned effective June 30, 2008, after four years of board service

• Board goes forward with 13 directors as of July 1, 2008

CINCINNATI, July 3, 2008 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced that Dirk J. Debbink, a director on the company’s board since 2004, has been appointed Vice Admiral and Chief of Navy Reserve, U.S. Navy. Debbink was recalled to active military duty in Washington, D.C., and confirmed by the U.S. Senate effective June 27, 2008. He tendered his resignation from the Cincinnati Financial board of directors, effective June 30, 2008.

Thirteen directors serve on the board following Debbink’s departure and the previously announced addition of Kenneth W. Stecher to the board. Stecher was named on June 16, 2008, as the company’s president and chief executive and appointed to the board effective July 1, 2008. John J. Schiff, Jr., CPCU, continues as chairman of the board. James E. Benoski continues as vice chairman of the board, as he transitions toward retirement.

Stecher commented, “Dirk was a member of our audit committee, now comprised of six other independent directors, and our executive committee, which also is a group of six directors with business and insurance expertise. The talent on our board is deep, and we expect our directors will work together without missing a beat. Our seasoned directors are great assets as we work through a challenging period for our company, our insurance industry and the financial sector.

“While we will miss working with Dirk, we are pleased to see this well-deserved recognition of his dedication, character and leadership. We understand that all Americans benefit from the willingness of our highest-caliber leaders to serve our country. As he steps up to his new responsibilities for the U.S. Navy, we thank him for all he did to step up for Cincinnati Financial and our shareholders over the past four years.”

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and nonprofit organizations. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141